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                                                                  EXHIBIT 23.1.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated January 25, 2000 (except with respect to the matters referred to in Note 14(a) and (b), as to which the date is February 7, 2000) for Andover.Net, Inc., included herein and to all references to our Firm included in this S-4 registration statement.

                                                             Arthur Andersen LLP


Boston, Massachusetts
May 4, 2000